UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

HCi Viocare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kintyre House, 209 Govan Road, Glasgow, Scotland	G51 1 HJ
(Address of principal executive offices)	(Zip Code)

+44 141 3700321
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER INFORMATION

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the "Company", "we," "our" and "us" refer to HCi Viocare.
In April 2017 HCI Viocare's wholly owned UK based subsidiary, HCI Viocare Technologies Ltd. participated in a prestigious and collaborative research grant proposal along with the Imperial College of London, Imperial Innovations and Ossur Inc. (the no. 2 manufacturer of prosthetic and orthotic devices in the world, with an annual sales of $521 million USD) as well as various scientific experts to obtain funding for the production and commercialization of a "Mechanomyogram-based control of lower limb prosthetics" concept under the MRC 'Confidence in Concept' funding scheme which has awarded universities grants of up to £1.2M to help fast track more promising research ideas towards clinical testing. These awards aim to 'pump–prime' the translation of novel therapeutics, devices and diagnostics, including "repurposing" of existing therapies toward clinical testing within the Imperial Academic Health Sciences Centre (AHSC).
At the core of the research grant proposal is the integration of a patented sensor suite developed by Imperial College London, comprising MMG and IMU sensors with the Össur Power Knee to clinically demonstrate control of active lower limb prostheses. The system proposes validation in a pilot clinical in collaboration with the Company's subsidiary, HCI Viocare Technologies Ltd., laying the foundation for a full clinical trial. Future development will focus on further enhancing the control of active lower limb prostheses within the context of Smart Homes (EPSRC SPHERE) in collaboration with Prof Ian Craddock at the University of Bristol and HCI Viocare Technologies Ltd..

Successful completion will result in valuable IP and lead to a larger research project focused on clinical validation (e.g. NIHR i4i) with HCi Viocare together with Imperial College of London and Össur as full partners. Additionally, the preliminary integration of our system with smart homes will lay the foundation for a research programme (e.g. EPSRC) to revolutionize personal robotic assist.

As part of the grant proposal each of the participants have agreed to also contribute equipment, facility access, know-how and/or in-kind contribution to carry out the scope of the research under the grant.  Contributions from HCI Viocare Technologies Ltd. will include wearable sensors for foot force capture, testing facilities and subject recruitment for the prototypes from the proposal concept, as well as collaborative efforts to translate concept to commercial technology.

Results of the grant proposal were released on June 28, 2017, and the group applicants have been successful in securing an initial grant of £120,000, which the Company expects will serve as a stepping stone for a larger (£2.2 million) grant that the applicants expect to qualify for, in the third quarter of 2017. Details about the grant process and opportunities, which are only available to the top 4 universities in the United Kingdom, as determined by the Engineering and Physical Sciences Research Council, can be found at this link:

http://www.imperial.ac.uk/research-and-innovation/research-office/funder-information/funding-opportunities/internal-funding-opportunities/icic/

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi Viocare

Dated: July 5, 2017	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
	Title:	President, Treasurer, CEO, and Director

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